UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	January 13, 2011
Date of earliest event reported	January 11, 2011

HERLEY INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

Commission File No. 0-5411

Delaware	23-2413500
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
3061 Industry Drive Lancaster, PA	17603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-397-2777

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07:  Submission of Matters to a Vote of Security Holders

(a)        Herley Industries, Inc. (the “Company”) held its Annual Meeting of Stockholders on January 11, 2011.

(b)           (i)           The six nominated directors received the following votes, which represented a plurality of the votes cast:

Name	Votes For	Votes Withheld
Dr. Edward A. Bogucz	10,843,448	648,364
Carlos C. Campbell	10,969,712	522,100
F. Jack Liebau, Jr.	11,053,056	438,756
Michael N. Pocalyko	10,110,872	1,380,940
John A. Thonet	10,888,075	603,737
Raj Tatta	11,449,505	42,307

(ii)           The proposal to amend Section 1, Article V of the Company’s Bylaws to modify the definition of “Independent Director”, as set forth in the Company’s proxy statement dated December 7, 2010 (the “Proxy Statement”), was approved as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
12,677,271	2,430	8,512	0

(iii)           The proposal to amend Section 3, Article V of the Company’s Bylaws to give the Audit Committee responsibility for review of “Affiliate Transactions”, as set forth in the Proxy Statement, was approved as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
12,683,385	2,373	2,455	0

(iv)           The proposal to amend Article V of the Company’s Bylaws to delete Section 5, which currently requires a two-thirds vote of stockholders to amend Article V of the Bylaws, as set forth in the Proxy Statement, was not approved as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
6,069,260	6,388,668	230,282	0

(iii)           The proposal to amend Sections 1 and 4, under Article V of the Company’s Bylaws to correct typographical errors, as set forth in the Proxy Statement, was approved as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
12,683,524	2,234	2,455	0

 A press release announcing these results is attached hereto as Exhibit 99.1.

Item 8.01: Other Events

At the Annual Meeting, John A. Thonet, Chairman of the Board, and Richard A Poirier, President and Chief Executive Officer, provided an overview of the Company’s strategy and performance.  The PowerPoint slides which accompanied these presentations are attached hereto as Exhibit 99.2.

Item 9.01: Financial Statements and Exhibits

          (d) Exhibits

Exhibit No.	Description
99.1	Press Release
99.2	Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2010	HERLEY INDUSTRIES, INC. By: : /s/Anello C. Garefino Anello C. Garefino Chief Financial Officer